Exhibit 4.1

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT (this “Amendment”), dated as of March 5, 2026, is entered into among ALLIANT ENERGY CORPORATION, a Wisconsin corporation, INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation (collectively, the “Borrowers”), the lenders party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Agent”).

RECITALS

A.    The Borrowers, the Lenders, and the Agent are parties to that certain Amended and Restated Five Year Master Credit Agreement dated as of December 17, 2021 (as amended, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B.    The Borrowers have requested that the Lenders make certain amendments to the Existing Credit Agreement on the terms and conditions set forth herein, and each Lender executing a signature page hereto has approved such amendments.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendments to the Credit Agreement.

(a)    The definition of “Hybrid Securities” in Section 1.1 of the Credit Agreement is hereby amended by replacing “Basket C” therein with “Basket M (formerly C)”.

(b)    The definition of “Trigger Date” in Section 1.1 of the Credit Agreement is hereby amended by replacing “December 31, 2025” therein with “December 31, 2027”.

(c)    The definition of “WPL Minimum Sublimit” in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“WPL Minimum Sublimit” means $300,000,000.

(d)    Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

“IPL Minimum Sublimit” means $250,000,000.

“Minimum Sublimit” means, individually, the IPL Minimum Sublimit or the WPL Minimum Sublimit and collectively, the “Minimum Sublimits”.

(e)    Section 2.6(a) of the Credit Agreement is hereby amended in its entirety as follows:

(a)    The Borrowers shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Aggregate Commitment; provided that the Aggregate Commitment shall not be reduced pursuant to this Section 2.6(a) to an amount which is less than (i) the aggregate principal amount of the Outstanding Credits or (ii) the aggregate amount of the Minimum Sublimits in effect at such time; and provided, further, that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Any such reduction shall have the effect of reducing each Borrower’s Sublimit in a pro rata amount; provided that (x) the WPL Sublimit shall not be reduced to an amount less than the WPL Minimum Sublimit and (y) the IPL Sublimit shall not be reduced to an amount less than the IPL Minimum Sublimit, in each case, as in effect at such time. Any reduction of the Aggregate Commitment pursuant to this Section 2.6(a) that has the effect of reducing the Aggregate Commitment to an amount less than the amount of the Swingline Commitment, the LC Commitment or the aggregate amount of the Borrowers’ Sublimits at such time shall result in an automatic corresponding reduction of the Swingline Commitment, the LC Commitment or the aggregate amount of the Borrowers’ Sublimits (subject to the Minimum Sublimits), as the case may be, to the amount of the Aggregate Commitment (as so reduced), without any further action on the part of the Borrowers, the Swingline Lender or any other Bank.

(f)    Section 2.6(b) of the Credit Agreement is hereby amended in its entirety as follows:

(b)    On the Termination Date, the Aggregate Commitment shall be automatically reduced to zero. In addition, for IPL, upon the occurrence of a Trigger Date for such Borrower if such Borrower has not received all Governmental Approvals required to be obtained in order to request Extensions of Credit under this Agreement, then such Borrower’s Sublimit shall be automatically reduced to zero and the IPL Minimum Sublimit shall no longer apply.

(g)    Section 2.6(e) of the Credit Agreement is hereby amended in its entirety as follows:

(e)    So long as no Event of Default exists with respect to any Borrower and all of the representations and warranties of the Borrowers in this Agreement and/or in any other Loan Document (A) that are qualified by materiality or Material Adverse Change shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Change shall be true and correct in all material respects; in each case on and as of the date of a Sublimit Adjustment Letter with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), the Borrowers may, upon not less than three Business Days’ notice to the Agent pursuant to a Sublimit Adjustment Letter, reallocate amounts of the Aggregate Commitment among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided that (i) a Borrower’s Sublimit may not be reduced to an amount less than the sum of the Outstanding Credits made to such Borrower, (ii) (x) the WPL Sublimit may not be reduced to an amount less than the WPL Minimum Sublimit and (y) the IPL Sublimit may not be reduced to an amount less than the IPL Minimum Sublimit, (iii) the sum of the Sublimits of the respective Borrowers shall at all times equal the amount of the Aggregate Commitment, (iv) a Borrower’s Sublimit may not be increased to an amount in excess of such Borrower’s Maximum Sublimit, and (v) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Agent as to appropriate corporate and governmental authorization therefor.
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(h)    Schedule IV to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Schedule IV hereto.

ARTICLE II

CONDITIONS OF EFFECTIVENESS

2.1    Conditions to Amendment Effective Date. The amendments set forth in ARTICLE I shall become effective as of the date (the “Amendment Effective Date”) when, and only when, the Agent shall have received each of the following:

(a)    an executed counterpart of this Amendment from each Borrower and Lenders comprising the Majority Lenders; and

(b)    a certificate of the Secretary or an Assistant Secretary of IPL certifying that attached thereto are true and correct copies of all Governmental Approvals required to be obtained in order for the term of the Credit Agreement to extend to the Trigger Date (as amended by this Amendment), and that such Governmental Approvals have been issued and are in full force and effect.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Amendment, each Borrower, severally and not jointly, represents and warrants to the Agent and the Lenders as of the date hereof as follows:

3.1    Authorization; Enforceability. Such Borrower has the corporate power, and has taken all necessary corporate action, to execute, deliver and perform this Amendment and has duly and validly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

3.2    No Violation and Third-Party Authorization. The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (a) such Borrower’s charter or by-laws, (b) any Requirement of Law, or (c) any legal or contractual restriction binding on or affecting such Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

3.3    Governmental Approval. No Governmental Approval is required in connection with the execution, delivery or performance by such Borrower of this Amendment.

3.4    Disclosures. As of the Amendment Effective Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

3.5    Bring-Down. All representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the Amendment Effective Date after giving effect to this Amendment.
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3.6    No Default. Immediately before and after giving effect to this Amendment, no Unmatured Default or Event of Default has occurred and is continuing.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION

Each Borrower hereby confirms and agrees, severally and not jointly that, after giving effect to this Amendment, and except as expressly modified and amended hereby, the Credit Agreement (as amended by this Amendment) and the other Loan Documents to which it is a party remain in full force and effect and enforceable against such Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought, and shall not be discharged, diminished, limited or otherwise affected in any respect. This Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of such Borrower evidenced by or arising under the Credit Agreement or the other Loan Documents to which it is a party. Each Borrower, severally and not jointly, represents and warrants to the Agent and the Lenders that as of the Amendment Effective Date it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if such Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released for itself in consideration of the execution of this Amendment. This acknowledgement and confirmation by such Borrower is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and each Borrower acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.2    Loan Document. As used in the Credit Agreement, “this Agreement,” “hereunder,” “hereto,” “hereof,” and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.3    Expenses. The Borrowers shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

5.4    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

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5.5    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
5.6    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7    Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
ALLIANT ENERGY CORPORATION
By: /s/ Christopher Boberg
Name: Christopher Boberg
Title: Assistant Treasurer

INTERSTATE POWER AND LIGHT COMPANY
By: /s/ Christopher Boberg
Name: Christopher Boberg
Title: Assistant Treasurer

WISCONSIN POWER AND LIGHT COMPANY
By: /s/ Christopher Boberg
Name: Christopher Boberg
Title: Assistant Treasurer

[Signature page to Alliant Energy Fourth Amendment]

AGENT AND LENDERS:
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as the Agent and as a Lender

By: /s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director
[Signature page to Alliant Energy Fourth Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Eduardo Lopez Peiro
Name: Eduardo Lopez Peiro
Title: Vice President
[Signature page to Alliant Energy Fourth Amendment]

BANK OF AMERICA, N.A., as a Lender
By: /s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director
[Signature page to Alliant Energy Fourth Amendment]

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director
[Signature page to Alliant Energy Fourth Amendment]

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Roopa Chandra
Name: Roopa Chandra
Title: Authorized Signatory
[Signature page to Alliant Energy Fourth Amendment]

MIZUHO BANK, LTD., as a Lender
By: /s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director
[Signature page to Alliant Energy Fourth Amendment]

MUFG BANK, LTD., as a Lender
By: /s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Managing Director
[Signature page to Alliant Energy Fourth Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender
By: /s/ John R. McCarthy
Name: John R. McCarthy
Title: Vice President
[Signature page to Alliant Energy Fourth Amendment]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
By: /s/ Betty Chang
Name: Betty Chang
Title: Authorized Signatory
[Signature page to Alliant Energy Fourth Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Kevin S. Murphy
Name: Kevin S. Murphy
Title: Senior Vice President
[Signature page to Alliant Energy Fourth Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Brittany Lehr
Name: Brittany Lehr
Title: Senior Vice President
[Signature page to Alliant Energy Fourth Amendment]

THE NORTHERN TRUST COMPANY, as a Lender
By: /s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP
[Signature page to Alliant Energy Fourth Amendment]

FIFTH THIRD BANK, N.A. successor by merger to Comerica Bank, as a Lender
By: /s/ John Lascody
Name: John Lascody
Title: Senior Vice President

[Signature page to Alliant Energy Fourth Amendment]

COBANK, ACB, as a Lender
By: /s/ Ryan Spearman
Name: Ryan Spearman
Title: Vice President

[Signature page to Alliant Energy Fourth Amendment]